Exhibit 10.6

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (the “Agreement”) made as of this 5th day of August, 2019, by and between QPAGOS, a Nevada corporation (the “Seller”) and Vivi Holdings, Inc., a Delaware corporation (the “Buyer”).

WITNESSETH:

WHEREAS, the Seller owns one hundred percent (100%) of the outstanding common stock, $.001 par value (the “Shares”), of QPAGOS Corporation, a Delaware corporation (the “Company”), and the Buyer desires to purchase from the Seller, and Seller desires to sell, the Shares upon the terms and conditions hereinafter set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

Article I
PURCHASE AND SALE OF SHARES.

Upon the terms and conditions herein contained, at the Closing (as hereinafter defined), the Seller will sell, assign and transfer to the Buyer and the Buyer will purchase from the Seller all rights of the Seller in and to the Shares (the “Sale”), free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description.

Article II
CONSIDERATION

In consideration for the Shares the Buyer shall issue to the Seller (or its designees) an aggregate of Two Million Two Hundred Fifty Thousand (2,250,000) fully paid and non-assessable shares of its common stock, $.001 par value (the “Buyer Common Stock”)[1].

Article III
CLOSING

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Buyer, at 10:00 a.m. (local time) on the date that is two business days following the satisfaction or waiver of each of the conditions set forth in Article VIII unless Buyer and Seller agree otherwise. simultaneously with the execution of this Agreement.

Article IV
SELLER REPRESENTATIONS AND WARRANTIES.

Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Closing Date as though made at the Closing Date, subject to such exceptions as are specifically disclosed in writing (with reference to a specific section of this Agreement to which each such exception applies; provided, however, that if any section of the Seller Disclosure Letter, as defined below, discloses an item or information in such a way as to make its relevance to the disclosure required by another section reasonably apparent based upon the substance of such disclosure, the matter shall be deemed to have been disclosed in such other section of the Seller Disclosure Letter, notwithstanding the omission of an appropriate cross-reference to such other section) in a disclosure letter supplied by Seller to Buyer, dated as of the date hereof and certified by a duly authorized officer of Seller (the “Seller Disclosure Letter”), as follows:

4.1              Organization and Qualification.

(a)                Each of Seller, the Company and the Company’s subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 11.3(c)) on the Company or its subsidiaries. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company or its subsidiaries.

(b)               The Company has no subsidiaries except for the entities identified in Section 4.1(b) of the Seller Disclosure Letter. Neither the Company nor any of its subsidiaries has agreed, is it obligated to make, or is bound by, any written, oral or other agreement, contract, sub-contract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sub-license, insurance policy, benefit plan, commitment, or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

4.2              Certificate of Incorporation and Bylaws. The Company and each of its subsidiaries has previously furnished to Buyer a complete and correct copy of its Certificate of Incorporation and Bylaws or any equivalent organizational documents, as amended to date. Such Certificate of Incorporation, Bylaws and equivalent organizational documents of the Company and each of its subsidiaries are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

4.3              Capitalization.

(a)                The authorized capital stock of the Company consists of fifty million (50,000,000) shares of common stock, $.001 par value, and ten million (10,000,000) shares of preferred stock, $.001 par value, of which only the Shares are issued and outstanding. The Shares have been duly authorized and are validly issued, fully paid and non-assessable. Except as set forth in Section 4.3(a) of the Seller Disclosure Letter, the Company owns all of the issued and outstanding shares of its subsidiaries, which shares have been duly authorized and are validly issued, fully paid and non-assessable. The Shares and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below) and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

(b)               Seller owns the Shares free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) directly or indirectly through one or more subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of the Company or any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Seller, the Company or any of their subsidiaries is a party or by which they are bound obligating Seller, the Company or any of their subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, there are no registration rights and there is, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

4.4              Authority Relative to this Agreement. Seller has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval of the stockholders of Seller of the Sale, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Sale, the approval and adoption of this Agreement and the approval of the Sale by holders of a majority of the outstanding shares of Seller’s capital stock in accordance with Nevada Law and Seller’s Articles of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer, constitutes legal and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

4.5            No Conflict; Required Filings and Consents.

(a)                The execution and delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller will not, (i) conflict with or violate the Articles of Incorporation or Bylaws or equivalent organizational documents of Seller or any of its subsidiaries, (ii) subject to obtaining the approval of Seller’s stockholders in favor of approval and adoption of this Agreement and approval of the Sale, and obtaining the consents, approvals, authorizations and permits and making registrations, filings and notifications set forth in Section 4.5(b) hereof (or Section 4.5(b) of the Seller Disclosure Letter), to the best of Seller’s knowledge, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Seller, the Company or any of their subsidiaries or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company’s or any of its subsidiaries rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller, the Company or any of their subsidiaries is a party or by which Seller, the Company, any of their subsidiaries or any of their respective properties are bound or affected, except in the case of clauses (ii) and (iii), to the extent such conflict, violation, breach, default, impairment or other effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or its subsidiaries.

(b)               The execution and delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller will not, require any consent, approval, authorization or permit of, or registration, filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (each, a “Governmental Entity” and, collectively, “Governmental Entities”), except for (i) applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities laws (“Blue Sky Laws”), and the rules and regulations promulgated thereunder and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (A) would not prevent consummation of the Sale or otherwise prevent Seller from performing its obligations under this Agreement, or (B) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or its subsidiaries.

4.6              SEC Filings. Seller has made available to Buyer a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Seller with the Securities and Exchange Commission (the “SEC”) on or after January 1, 2018 and prior to the date of this Agreement (the “Seller SEC Reports”), which are all the forms, reports and documents required to be filed by Seller with the SEC since such date. The Seller SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Company nor any of its subsidiaries is required to file any reports or other documents with the SEC.

4.7              Compliance; Permits.

(a)                Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not have a Material Adverse Effect on the Company or its subsidiaries. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Seller, threatened against the Company or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or its subsidiaries.

(b)               The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to the operation of the business of the Company and its subsidiaries (collectively, the “Company Permits”). The Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits.

4.8              No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP, which are, individually or in the aggregate, material to the business, results of operations, financial condition or prospects of the Company and its subsidiaries taken as a whole except (i) liabilities provided for in the Seller SEC Reports, (ii) liabilities reflected in the Seller Disclosure Letter, or (iii) liabilities incurred since the date reflected in the Seller SEC Reports in the ordinary course of business.

4.9              Absence of Certain Changes or Events. Since the date of the last filed Seller SEC Report, there has not been: (i) any Material Adverse Effect on the Company or any of its subsidiaries, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s or any of its subsidiaries’ capital stock, or any purchase, redemption or other acquisition by Seller or the Company of any of the Company’s capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company’s or any of its subsidiaries’ capital stock, (iv) any granting by the Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company or any of its subsidiaries of any increase in severance or termination pay or any entry by the Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Seller of the nature contemplated hereby, (v) entry by the Company or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 4.18 hereof) other than licenses in the ordinary course of business consistent with past practice, and other than any licenses disclosed on Section 4.18(j) of the Seller Disclosure Letter, (vi) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (vii) any revaluation by the Company or any of its subsidiaries of any of its or their assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable, or (viii) any sale of assets of the Company or its subsidiaries other than in the ordinary course of business.

4.10          Absence of Litigation. Except as set forth in Section 4.10 of the Seller Disclosure Letter, there are no claims, actions, suits or proceedings pending or, to the knowledge of Seller, threatened (or, to the knowledge of Seller, any governmental or regulatory investigation pending or threatened) against the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries, before any Governmental Entity.

4.11          Employee Benefit Plans.

(a)                Neither the Company nor any of its subsidiaries has at any time ever maintained, established, sponsored, participated in, or contributed to, any employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) covering (i) any active or former employee, director or consultant of the Company, (ii) any subsidiary of the Company, or (iii) any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), or with respect to which the Company or any of its subsidiaries has or, to Seller’s knowledge, may in the future have liability.

(b)               Neither the Company nor any of its subsidiaries has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Seller or any of its subsidiaries contributed to or been requested to contribute to any “multiemployer plan,” as such term is defined in ERISA or to any plan described in Section 413(c) of the Code. Neither the Company, any of its subsidiaries, nor any officer or director of the Company or any of its subsidiaries is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. There are no audits, inquiries or proceedings pending or, to the knowledge of Seller, threatened by the Internal Revenue Service or Department of Labor with respect to any employee benefit plan of the Company or any of its subsidiaries.

(c)                Neither the Company nor any of its subsidiaries has in any material respect, violated any of the health continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the requirements of Family Medical Leave Act of 1993, as amended, the requirements of the Women’s Health and Cancer Rights Act, as amended, the requirements of the Newborns’ and Mothers’ Health Protection Act of 1996, as amended, or any similar provisions of state law applicable to employees of the Company or any of its subsidiaries.

(d)               Neither the Company nor any of its subsidiaries is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of the Company or any of its subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of Seller, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Seller, threatened labor dispute involving the Company or any of its subsidiaries and any group of its employees nor has the Company or any of its subsidiaries experienced any labor interruptions over the past three (3) years, and the Company and its subsidiaries consider their relationships with their employees to be good. The Company and its subsidiaries are in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations regarding employment, employment practices, terms and conditions of employment and wages and hours.

(e)                Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of the Company or any of its subsidiaries.

4.12          Labor Matters. (i) There are no controversies pending or, to the knowledge of Seller, threatened, between the Company or any of its subsidiaries and any of their respective employees; (ii) as of the date of this Agreement, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries nor does the Company or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

4.13          Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or any of its subsidiaries which has or could reasonably be expected to have the effect, in any material respect, of prohibiting or impairing any present business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted.

4.14          Title to Property. Except as set forth on Section 4.14 of the Seller Disclosure Letter, neither the Company nor any of its subsidiaries owns any material real property. Except as set forth on Section 4.14 of the Seller Disclosure Letter, the Company and each of its subsidiaries have good and defensible title to all of their material real and personal properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or subsidiary has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment owned by or being acquired under a capital lease by the Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, in all material respects, subject to normal wear and tear.

4.15          Taxes.

(a)                Definition of Taxes. For all purposes of and under this Agreement, “Tax” or “Taxes” refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

(b)               Tax Returns and Audits.

(i)                 The Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports (“Company Returns”) relating to Taxes required to be filed by the Company and each of its subsidiaries with any Tax authority, except such Returns which are not material to the Company or which are for taxes being contested. Such Company Returns are true and correct in all material respects, have been completed in accordance with applicable law, and all Taxes shown to be due on such Company Returns have been paid. There are no liens for Taxes (other than Taxes not yet due and payable) upon any assets of the Company or any of its subsidiaries.

(ii)               The Company and each of its subsidiaries as of the Closing Date will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act (“FICA”), Taxes pursuant to the Federal Unemployment Tax Act (“FUTA”) and other Taxes required to be withheld.

(iii)             Neither the Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv)             No audit or other examination of Company Return by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination.

(v)               No adjustment relating to any Company Returns filed by the Company or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to the Company or any of its subsidiaries or any representative thereof.

(vi)             Neither the Company nor any of its subsidiaries has any liability for any material unpaid Taxes, contingent or otherwise, which is material to the Company or its subsidiaries, other than any liability for unpaid Taxes that may have accrued since the date reflected in the Seller SEC Reports in connection with the operation of the business of the Company and its subsidiaries in the ordinary course.

(vii)           There is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Seller is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

(viii)         Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

(ix)             Neither the Company nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

(x)               None of the Company’s or its subsidiaries’ assets are tax exempt use property within the meaning of Section 168(h) of the Code.

(xi)             Neither the Company nor any subsidiary of the Company has participated as either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

4.16          Environmental Matters. Except as set forth on Section 4.17 of the Seller Disclosure Letter, the operations of the Company and each of its subsidiaries are and have been in compliance in all material respects with all applicable Environmental Laws (as defined below), which compliance includes obtaining, maintaining in good standing and complying in all material respects with all Environmental Permits (as defined below) and no action or proceeding is pending or threatened to revoke, modify or terminate any such Environmental Permit, and, to the knowledge of Seller, no facts, circumstances or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require currently unbudgeted capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

“Environmental Law” means any law, as now or hereafter in effect, in any way relating to the protection of human health and safety, the environment or natural resources including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as each has been or may be amended and the regulations promulgated pursuant thereto.

“Environmental Permit” means any permit required by Environmental Laws for the operation of such company.

4.17          Brokers. Seller has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.18          Intellectual Property.

(a)                For the purposes of this Agreement, the following terms have the following definitions:

(i)                 “Intellectual Property” means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (v) domain names, uniform resource locators and other names and locators associated with the Internet, (vi) all computer software, including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (vii) all industrial designs and any registrations and applications therefor throughout the world; (viii) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (ix) all databases and data collections and all rights therein throughout the world; (x) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (xi) any similar or equivalent rights to any of the foregoing anywhere in the world.

(ii)               “Company Intellectual Property” shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company or any of its subsidiaries.

(iii)             “Registered Intellectual Property” means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

(iv)             “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its subsidiaries.

(b)               Section 4.18(b) of the Seller Disclosure Letter contains a complete and accurate list of (i) all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered, and (ii) all proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere else in the world) related to any of Company Registered Intellectual Property.

(c)                Section 4.18(c) of the Seller Disclosure Letter contains a complete and accurate list (by name and version number) of all products, software or service offerings of the Company or any of its subsidiaries (collectively, “Company Products”) that have been sold, distributed or otherwise disposed of in the five (5)-year period preceding the date hereof or which the Company or any of its subsidiaries currently intends to sell, distribute or otherwise dispose of in the future, including any products or service offerings under development.

(d)               No Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company or any of its subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

(e)                Each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining or perfecting such Company Registered Intellectual Property.

(f)                Section 4.18(f) of the Seller Disclosure Letter contains a complete and accurate list of all actions that are required to be taken by the Company within ninety (90) days of the date hereof with respect to any of Company Registered Intellectual Property.

(g)               The Company owns and has good and exclusive title to each item of Company Intellectual Property owned by it, free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the generality of the foregoing, (i) to the knowledge of Seller, the Company or its subsidiaries are the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company and its subsidiaries, including the sale, distribution or provision of any Company Products by the Company or any of its subsidiaries, (ii) the Company or its subsidiaries own exclusively, and have good title to, all copyrighted works that are included or incorporated into Company Products or which the Company or any of its subsidiaries otherwise purports to own, and (iii) to the knowledge of the Seller, the manufacture, sale or use of Company Products does not infringe any patents.

(h)               To the extent that any technology, software or Intellectual Property has been developed or created independently or jointly by a third party for the Company or any of its subsidiaries, or is incorporated into any of Company Products, the Company and its subsidiaries have a written agreement with such third party with respect thereto and the Company and its subsidiaries thereby either (i) have obtained ownership of, and are the exclusive owner of, or (ii) have obtained perpetual, irrevocable, worldwide non-terminable licenses (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party’s Intellectual Property in such work, material or invention by operation of law or by valid assignment or license, to the fullest extent it is legally possible to do so.

(i)                 Neither the Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was Company Intellectual Property, to any third party, or knowingly permitted the Company’s rights in such Company Intellectual Property to lapse or enter the public domain other than for trademarks for Company Products no longer sold by the Company for which the Company has let the applicable trademark rights become abandoned in the Company’s ordinary course of business.

(j)                 Other than “shrink wrapped” and similar widely available commercial end-user licenses, Section 4.18(j) of the Seller Disclosure Letter contains a complete and accurate list of all contracts, licenses and agreements to which the Company or any of its subsidiaries is a party (i) with respect to Company Intellectual Property licensed or transferred to any third party, or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to the Company or any of its subsidiaries.

(k)               All contracts, licenses and agreements relating to either (i) Company Intellectual Property or (ii) Intellectual Property of a third party licensed to the Company or any of its subsidiaries, are, to the knowledge of Seller, in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, such contracts, licenses and agreements. Each of the Company and its subsidiaries is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of Seller, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Buyer will be permitted to exercise all of the Company’s and its subsidiaries’ rights under such contracts, licenses and agreements to the same extent the Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or any of its subsidiaries would otherwise be required to pay. Following the Closing Date, the Buyer will be permitted to exercise all of the Company’s and its subsidiaries’ rights under such contracts, licenses and agreements to the same extent as the Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without being required to pay any additional amounts or consideration other than fees, royalties or payments which the Company or its subsidiaries would otherwise be required to pay had such transactions contemplated hereby not occurred.

(l)                 The operation of the business of the Company and its subsidiaries as such business currently is conducted, including (i) the Company’s and its subsidiaries’ design, development, manufacture, distribution, reproduction, marketing or sale of the products, software or services of the Company and its subsidiaries (including Company Products), and (ii) the Company’s use of any product, device or process, to the knowledge of Seller, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

(m)             Company Intellectual Property constitutes all the Intellectual Property owned by the Company or exclusively licensed to the Company and used in and/or necessary to the conduct of the business of the Company and its subsidiaries as it currently is conducted, and as it is currently planned or contemplated to be conducted by the Company and its subsidiaries, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services (including Company Products).

(n)               Neither the Company nor any of its subsidiaries has received notice from any third party that the operation of the business of the Company or any of its subsidiaries or any act, product or service of the Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

(o)               To the knowledge of Seller, no person has or is infringing or misappropriating any Company Intellectual Property.

(p)               The Company and each of its subsidiaries has taken reasonable steps to protect the Company’s and its subsidiaries’ rights in the Company’s confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company or any of its subsidiaries, and, without limiting the foregoing, each of the Company and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Buyer and all current and former employees and contractors of the Company and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to the Company.

4.19          Agreements, Contracts and Commitments.

(a)                Except as set forth on Section 4.19(a) of the Seller Disclosure Letter, neither the Company nor any of its subsidiaries is a party to or is bound by:

(i)                 any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of the Company’s Board of Directors, other than those that are terminable by the Company or any of its subsidiaries on no more than thirty (30) days notice without liability or financial obligation to the Company;

(ii)               any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(iii)             any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale, license, distribution, reselling or other transfer of software products in the ordinary course of business or in connection with the provision of services in the ordinary course of business;

(iv)             any agreement, contract or commitment containing any covenant limiting in any respect the right of the Company or any of its subsidiaries to engage in any line of business presently conducted by the Company or any subsidiary, or to compete with any person or granting any exclusive distribution rights;

(v)               any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than the Company’s subsidiaries;

(vi)             any dealer, distributor, joint marketing or development agreement currently in force under which the Company or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of sixty (60) days or less, or any material agreement pursuant to which the Company or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Seller or any of its subsidiaries and which may not be canceled without penalty upon notice of sixty (60) days or less;

(vii)           any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to the Company and its subsidiaries taken as a whole;

(viii)         any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company Products, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Company Products, services or technology, except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon written notice of ninety (90) days or less;

(ix)             any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

(x)               any material settlement agreement entered into within three (3) years prior to the date of this Agreement; or

(xi)             any other material agreement, contract or commitment currently in force that is outside the ordinary course of business or that has a value of $50,000 or more within a twelve (12) month period in any individual case.

(b)               Neither the Company nor any of its subsidiaries, nor to Seller’s knowledge any other party to a Company Contract (as defined below), is in material breach, violation or default under, and neither the Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which the Company or any of its subsidiaries is a party or by which it is bound that are required to be set forth in the Seller Disclosure Letter (any such agreement, contract or commitment, a “Company Contract”) in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

4.20          Insurance. The Company maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its subsidiaries (collectively, the “Insurance Policies”) which are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company and its subsidiaries. There is no material claim by the Company or any of its subsidiaries pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. The Company is not aware of, and has not received notice under any Insurance Policies of, (i) an insurer’s intention or threat to cancel or terminate any of the Insurance Policies, (ii) an insurer’s intention or threat to increase the premiums due under any of the Insurance Policies.

4.21          Board Approval. The Board of Directors of Seller has, as of the date of this Agreement,

(i)                 approved this Agreement and the transactions contemplated hereby, subject to stockholder approval,

(ii)               determined that the Sale is fair to and in the best interests of the stockholders of Seller, and

(iii)             recommended that the stockholders of Seller approve and adopt this Agreement and approve the Sale.

4.22          Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Seller’s common stock, $.001 par value (“Seller Common Stock”), is the only vote of the holders of any class or series of Seller’s capital stock necessary to approve and adopt this Agreement and approve the Sale.

Article V
BUYER REPRESENTATIONS AND WARRANTIES.

Buyer hereby represents and warrants to Seller, as of the date hereof and as of the Closing Date as though made at the Closing Date, subject to such exceptions as are specifically disclosed in writing (with reference to the specific sections of this Agreement to which each such exception applies; provided, however, that if any section of the Buyer Disclosure Letter, as defined below, discloses an item or information in such a way as to make its relevance to the disclosure required by another section reasonably apparent based upon the substance of such disclosure, the matter shall be deemed to have been disclosed in such other section of the Buyer Disclosure Letter, notwithstanding the omission of an appropriate cross-reference to such other section) in the disclosure letter supplied by Buyer to Seller, dated as of the date hereof and certified by a duly authorized officer of Buyer (the “Buyer Disclosure Letter”), as follows:

5.1              Organization and Qualification; subsidiaries.

(a)                Each of Buyer and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Buyer and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Buyer. Each of Buyer and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Buyer or its subsidiaries.

(b)               Buyer has no subsidiaries except for the corporations identified in Section 5.1(b) of the Buyer Disclosure Letter. Neither Buyer nor any of its subsidiaries has agreed, is obligated to make, or is bound by, any written, oral or other agreement, contract, sub-contract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sub-license, insurance policy, benefit plan, commitment, or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither Buyer nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

5.2              Certificate of Incorporation and Bylaws. Buyer and each of its subsidiaries has previously furnished to Seller a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date. Such Certificate of Incorporation, Bylaws and equivalent organizational documents of Buyer and each of its subsidiaries are in full force and effect. Neither Buyer nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

5.3              Capitalization.

(a)                The authorized capital stock of Buyer consists of 480,000,000 shares of Buyer Common Stock and 20,000,000 shares of Preferred Stock, including 1,000 shares of Series A Preferred Stock and 10,000 shares of Series B Preferred Stock. As of the close of business on the date hereof, (i) [93,980,312] shares of Buyer Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Buyer Common Stock were held in treasury by Buyer or by any subsidiaries of Buyer, (iii) {disclose outstanding options and warrants}. As of the date hereof, 1,000 shares of Buyer Series A Preferred Stock and no shares of Series B Preferred Stock were issued or outstanding. All outstanding shares of Buyer Common Stock, all outstanding Buyer Stock Options, and all outstanding shares of capital stock of each subsidiary of Buyer have been issued and granted in compliance with (i) all applicable securities laws and other applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

(b)               Except for securities that Buyer owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) directly or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of subsidiaries of Buyer that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries (which shares or other interests do not materially impact Buyer’s control of such subsidiaries), as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of Buyer, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 5.3(b) of the Buyer Disclosure Letter or as set forth in Section 5.3(a) hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Buyer or any of its subsidiaries is a party or by which it is bound obligating Buyer or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Buyer or any of its subsidiaries or obligating Buyer or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is, except for the Voting Agreements, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Buyer or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of Buyer or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

(c)                The shares of Buyer Common Stock to be issued pursuant to the Sale, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and issued in compliance with federal and state securities laws free and clear of all liens, charges, encumbrances.

5.4              Authority Relative to this Agreement. Buyer has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and thereunder, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement have been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by Seller, constitute legal and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

5.5              No Conflict; Required Filings and Consents.

(a)                The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of Buyer or any of its subsidiaries, (ii) to the best of Buyer’s knowledge, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Buyer or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Buyer’s or any such subsidiary’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Buyer or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries or its or any of their respective properties are bound or affected, or (iv) cause the acceleration of any vesting of any awards for or rights to the Shares or the payment of or the acceleration of payment of any change in control, severance, bonus or other cash payments or issuances of shares of Buyer Common Stock, with respect to Buyer or any of its subsidiaries, except in the case of clauses (ii) or (iii), to the extent such conflict, violation, breach, default, impairment or other effect could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer or any of its subsidiaries.

(b)               The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not, require any consent, approval, authorization or permit of, or registration, filing with or notification to, any Governmental Entity, except for (i) applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and foreign Governmental Entities and the rules and regulations promulgated thereunder, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (A) would not prevent consummation of the Sale or otherwise prevent Buyer from performing its obligations under this Agreement, or (B) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer or its subsidiaries.

5.6              SEC Filings. Buyer’s registration statement on Form 10 has been declared effective by the SEC and Buyer has registered the Buyer Common Stock pursuant to Section 12 of the Exchange Act. Buyer has made available to Seller through EDGAR a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Buyer with the SEC on or after December 10, 2018 and prior to the date of this Agreement (the “Buyer SEC Reports”), which are all the forms, reports and documents required to be filed by Buyer with the SEC since such date. The Buyer SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Buyer’s subsidiaries is required to file any reports or other documents with the SEC. The Buyer is not, and has not ever been, a shell issuer as described in Rule 144(i)(1)(i) of the Securities Act of 1933.

5.7              Compliance; Permits. (a) Neither Buyer nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Buyer or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not have a Material Adverse Effect on Buyer or its subsidiaries. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Buyer, threatened against Buyer or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer or any of its subsidiaries.

(a)                Buyer and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to operation of the business of Buyer and its subsidiaries taken as a whole (collectively, the “Buyer Permits”). Buyer and its subsidiaries are in compliance in all material respects with the terms of Buyer Permits.

5.8              No Undisclosed Liabilities. Neither Buyer nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP, which are, individually or in the aggregate, material to the business, results of operations, financial condition or prospects of Buyer and its subsidiaries taken as a whole except (i) liabilities provided for in the Buyer SEC Reports, (ii) liabilities reflected in the Buyer Disclosure Letter, or (iii) liabilities incurred since the date reflected in the Buyer SEC Reports in the ordinary course of business.

5.9              Absence of Certain Changes or Events. Since the date of the last filed Buyer SEC Report, there has not been: (i) any Material Adverse Effect on Buyer or any of its subsidiaries, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Buyer’s or any of its subsidiaries’ capital stock, or any purchase, redemption or other acquisition by Buyer of any of Buyer’s capital stock or any other securities of Buyer or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Buyer’s or any of its subsidiaries’ capital stock, (iv) any granting by Buyer or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Buyer or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Buyer or any of its subsidiaries of any increase in severance or termination pay or any entry by Buyer or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Buyer of the nature contemplated hereby, (v) entry by Buyer or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice, (vi) any material change by Buyer in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (vii) any revaluation by Buyer of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable, or (viii) any sale of assets of Buyer other than in the ordinary course of business.

5.10          Absence of Litigation. There are no claims, actions, suits or proceedings pending or, to the knowledge of Buyer, threatened (or, to the knowledge of Buyer, any governmental or regulatory investigation pending or threatened) against Buyer or any of its subsidiaries or any properties or rights of Buyer or any of its subsidiaries, before any Governmental Entity.

5.11          Employee Benefit Plans.

(a)                All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all “employee benefit plans” (within the meaning of Section 3(3) of ERISA) (the “Buyer Plans”) covering (i) any active or former employee, director or consultant of Buyer, (ii) any subsidiary of Buyer, or (iii) any affiliate, or with respect to which Buyer has or, to Buyer’s knowledge, may in the future have liability (excluding consideration of Seller and its subsidiaries as affiliates following the Closing Date), are listed in Section 5.11(a) of the Buyer Disclosure Letter. Buyer has provided to Seller: (i) correct and complete copies of all documents embodying each Buyer Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Buyer Plan; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Buyer Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Buyer Plan; (iv) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to such application or letter; (v) all material correspondence to or from any governmental agency relating to any Buyer Plan; (vi) all COBRA forms and related notices within the last three (3) years; (vii) all discrimination tests for each Buyer Plan for the most recent three (3) plan years; (viii) the most recent annual actuarial valuations, if any, prepared for each Buyer Plan; (xi) if the Buyer Plans is funded, the most recent annual and periodic accounting of Buyer Plan assets; (x) all material written agreements and contracts relating to each Buyer Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (xi) all material communications to employees or former employees within the last three (3) years relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability under any Buyer Plan or proposed Buyer Plan; (xii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Buyer Plan; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Buyer Plan.

(b)               Each Buyer Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA or the Code, which are applicable to such Buyer Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Buyer Plan activities) has been brought, or to the knowledge of Buyer is threatened, against or with respect to any such Buyer Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Buyer, threatened by the IRS or DOL with respect to any Buyer Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Buyer Plans have been timely made or accrued. Section 5.11(b) of the Buyer Disclosure Letter includes a listing of the accrued vacation liability of Buyer and its subsidiaries as of December 31, 2011. Any Buyer Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. Buyer does not have any plan or commitment to establish any new Buyer Plan, to modify any Buyer Plan (except to the extent required by law or to conform any such Buyer Plan to the requirements of any applicable law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or to enter into any new Buyer Plan. Each Buyer Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to Buyer or any of its affiliates (other than ordinary administration expenses).

(c)                Neither Buyer, any of its subsidiaries, nor any of their affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Buyer or any of its subsidiaries contributed to or been requested to contribute to any “multiemployer plan,” as such term is defined in ERISA or to any plan described in Section 413(c) of the Code. Neither Buyer, any of its subsidiaries, nor any officer or director of Buyer or any of its subsidiaries is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. There are no audits, inquiries or proceedings pending or, to the knowledge of Buyer, threatened by the IRS or DOL with respect to any Buyer Plan. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Buyer Plan.

(d)               Neither Buyer, any of its subsidiaries, nor any of their affiliates has, prior to the Closing Date and in any material respect, violated any of the health continuation requirements of COBRA, the requirements of Family Medical Leave Act of 1993, as amended, the requirements of the Women’s Health and Cancer Rights Act, as amended, the requirements of the Newborns’ and Mothers’ Health Protection Act of 1996, as amended, or any similar provisions of state law applicable to employees of Buyer or any of its subsidiaries. None of the Buyer Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law and neither Buyer nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

(e)                Neither Buyer nor any of its subsidiaries is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of Buyer or any of its subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of Buyer, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Buyer, threatened labor dispute involving Buyer or any of its subsidiaries and any group of its employees nor has Buyer or any of its subsidiaries experienced any labor interruptions over the past three (3) years, and Buyer and its subsidiaries consider their relationships with their employees to be good. Buyer and its subsidiaries are in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations regarding employment, employment practices, terms and conditions of employment and wages and hours.

(f)                Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Buyer or any of its subsidiaries under any Buyer Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Buyer Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(g)               No payment or benefit that will or may be made by Buyer or its affiliates with respect to any employee will be characterized as a “parachute payment” within the meaning of Section 280G of the Code.

(h)               Neither Buyer nor any subsidiary has or is required to have an International Employee Plan.

(i)                 Except as set forth in Section 5.11(i) of the Buyer Disclosure Letter, no Buyer Plan provides, reflects or represents any liability to provide retiree health benefit to any person for any reason, except as may be required by COBRA or other applicable statute, and Buyer has never represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) or any other person that such employee(s) or other person would be provided with retiree health benefits, except to the extent required by statute.

5.12          Labor Matters. (i) There are no controversies pending or, to the knowledge of each of Buyer and its respective subsidiaries, threatened, between Buyer or any of its subsidiaries and any of their respective employees; (ii) as of the date of this Agreement, neither Buyer nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Buyer or its subsidiaries nor does Buyer or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, neither Buyer nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Buyer or any of its subsidiaries.

5.13          Information Statement. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in Seller’s Information Statement on Form 14C relating to the Sale will, on the date the Information Statement is mailed to the stockholders of Seller and as of the date of the Sale, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.14          Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon Buyer or any of its subsidiaries or to which Buyer or any of its subsidiaries is a party or any of its subsidiaries which has or could reasonably be expected to have the effect, in any material respect, of prohibiting or impairing any present business practice of Buyer or any of its subsidiaries, any acquisition of property by Buyer or any of its subsidiaries or the conduct of business by Buyer or any of its subsidiaries as currently conducted.

Except as set forth on Section 5.14 of the Buyer Disclosure Letter, neither Buyer nor any of its subsidiaries owns any material real property. Except as set forth on Section 5.14 of the Buyer Disclosure Letter, Buyer and each of its subsidiaries have good and defensible title to all of their material real and personal properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases pursuant to which Buyer or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Buyer or any subsidiary has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment owned by or being acquired under a capital lease by the Buyer and its subsidiaries, except such as may be under construction, are in good operating condition and repair, in all material respects, subject to normal wear and tear.

5.15          Taxes.

(a)                Buyer and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports (“Buyer Returns”) relating to Taxes required to be filed by Buyer and each of its subsidiaries with any Tax authority, except such Buyer Returns which are not material to Buyer. Such Buyer Returns are true and correct in all material respects, have been completed in accordance with applicable law, and all Taxes shown to be due on such Buyer Returns have been paid. There are no liens for Taxes (other than Taxes not yet due and payable) upon any assets of Buyer or any of its subsidiaries.

(b)               Buyer and each of its subsidiaries as of the Closing Date will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to FICA, Taxes pursuant to FUTA and other Taxes required to be withheld.

(c)                Neither Buyer nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Buyer or any of its subsidiaries, nor has Buyer or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d)               No audit or other examination of any Buyer Return or any of its subsidiaries by any Tax authority is presently in progress, nor has Buyer or any of its subsidiaries been notified of any request for such an audit or other examination.

(e)                No adjustment relating to any Buyer Returns or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Buyer or any of its subsidiaries or any representative thereof.

(f)                Neither Buyer nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the financial statements included in the Buyer SEC Reports in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Buyer, other than any liability for unpaid Taxes that may have accrued since the date of the Buyer SEC Reports in connection with the operation of the business of Buyer and its subsidiaries in the ordinary course.

(g)               There is no contract, agreement, plan or arrangement to which Buyer or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Buyer or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Buyer is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

(h)               Neither Buyer nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Buyer or any of its subsidiaries.

(i)                 Except as set forth on Schedule 5.16(i) of the Buyer Disclosure Letter, neither Buyer nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

(j)                 None of Buyer’s or its subsidiaries’ assets are tax exempt use property within the meaning of Section 168(h) of the Code.

(k)               Neither Buyer nor any subsidiary of Buyer has participated as either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

5.16          Environmental Matters. Except as set forth on Section 5.17 of the Buyer Disclosure Letter, the operations of Buyer and each of its subsidiaries are and have been in compliance in all material respects with all applicable Environmental Laws, which compliance includes obtaining, maintaining in good standing and complying in all material respects with all Environmental Permits and no action or proceeding is pending or threatened to revoke, modify or terminate any such Environmental Permit, and, to the knowledge of Buyer, no facts, circumstances or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require currently unbudgeted capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

5.17          Brokers. Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

5.18          Intellectual Property.

(a)                For the purposes of this Agreement, the following terms have the following definitions:

(i)                 “Buyer Intellectual Property” shall mean any Intellectual Property that is owned by, or exclusively licensed to, Buyer or any of its subsidiaries.

(ii)               “Buyer Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, Buyer or any of its subsidiaries.

(b)               Section 5.19(b) of the Buyer Disclosure Letter contains a complete and accurate list of (i) all Buyer Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Buyer Registered Intellectual Property has been issued or registered, and (ii) all proceedings or actions before any court or tribunal (including the PTO) or equivalent authority anywhere else in the world) related to any of Buyer Registered Intellectual Property.

(c)                Section 5.19(c) of the Buyer Disclosure Letter contains a complete and accurate list (by name and version number) of all products, software or service offerings of Buyer or any of its subsidiaries (collectively, “Buyer Products”) that have been sold, distributed or otherwise disposed of in the five (5)-year period preceding the date hereof or which Buyer or any of its subsidiaries currently intends to sell, distribute or otherwise dispose of in the future, including any products or service offerings under development.

(d)               No Buyer Intellectual Property or Buyer Product is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Buyer or any of its subsidiaries, or which may affect the validity, use or enforceability of such Buyer Intellectual Property or Buyer Product.

(e)                Each item of Buyer Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Buyer Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Buyer Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining or perfecting such Buyer Registered Intellectual Property.

(f)                Section 5.19(f) of the Buyer Disclosure Letter contains a complete and accurate list of all actions that are required to be taken by Buyer within ninety (90) days of the date hereof with respect to any of Buyer Registered Intellectual Property.

(g)               Buyer owns and has good and exclusive title to each item of Buyer Intellectual Property owned by it, free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the generality of the foregoing, (i) to the knowledge of Buyer, Buyer is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Buyer and its subsidiaries, including the sale, distribution or provision of any Buyer Products by Buyer or any of its subsidiaries, (ii) Buyer owns exclusively, and has good title to, all copyrighted works that are included or incorporated into Buyer Products or which Buyer or any of its subsidiaries otherwise purports to own, and (iii) to the knowledge of Buyer, except as set forth on Schedule 5.19(g) of the Buyer Disclosure Letter, the manufacture, sale or use of Buyer Products does not infringe any patents.

(h)               To the extent that any technology, software or Intellectual Property has been developed or created independently or jointly by a third party for Buyer or any of its subsidiaries, or is incorporated into any of Buyer Products, Buyer and its subsidiaries have a written agreement with such third party with respect thereto and Buyer and its subsidiaries thereby either (i) have obtained ownership of, and is the exclusive owner of, or (ii) have obtained perpetual, irrevocable, worldwide non-terminable licenses (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party’s Intellectual Property in such work, material or invention by operation of law or by valid assignment or license, to the fullest extent it is legally possible to do so.

(i)                 Neither Buyer nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was Buyer Intellectual Property, to any third party, or knowingly permitted Buyer’s rights in such Buyer Intellectual Property to lapse or enter the public domain other than for trademarks for Buyer Products no longer sold by Buyer for which Buyer has let the applicable trademark rights become abandoned in Buyer’s ordinary course of business.

(j)                 Other than “shrink wrapped” and similar widely available commercial end-user licenses, Section 5.19(j) of the Buyer Disclosure Letter contains a complete and accurate list of all contracts, licenses and agreements to which Buyer or any of its subsidiaries is a party (i) with respect to Buyer Intellectual Property licensed or transferred to any third party, or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Buyer or any of its subsidiaries.

(k)               All contracts, licenses and agreements relating to either (i) Buyer Intellectual Property or (ii) Intellectual Property of a third party licensed to Buyer or any of its subsidiaries, are, to the knowledge of Buyer, in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, such contracts, licenses and agreements. Each of Buyer and its subsidiaries is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of Buyer, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Buyer will be permitted to exercise all of Buyer’s and its subsidiaries’ rights under such contracts, licenses and agreements to the same extent Buyer and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Buyer or any of its subsidiaries would otherwise be required to pay. Following the Closing Date, the Buyer and its subsidiaries will be permitted to exercise all of Buyer’s and its subsidiaries’ rights under such contracts, licenses and agreements to the same extent as Buyer and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without being required to pay any additional amounts or consideration other than fees, royalties or payments which Buyer or its subsidiaries would otherwise be required to pay had such transactions contemplated hereby not occurred.

(l)                 The operation of the business of Buyer and its subsidiaries as such business currently is conducted and reasonably contemplated to be conducted, including (i) Buyer’s and its subsidiaries’ design, development, manufacture, distribution, reproduction, marketing or sale of the products, software or services of Buyer and its subsidiaries (including Buyer Products), and (ii) except as set forth on Schedule 5.19(l) of the Buyer Disclosure Letter, Buyer’s use of any product, device or process, to the knowledge of Buyer, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

(i)                 Buyer Intellectual Property constitutes all the Intellectual Property owned by Buyer or exclusively licensed to Buyer and used in and/or necessary to the conduct of the business of Buyer and its subsidiaries as it currently is conducted, and as it is currently planned or contemplated to be conducted by Buyer and its subsidiaries, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services (including Buyer Products).

(m)             Neither Buyer nor any of its subsidiaries has received notice from any third party that the operation of the business of Buyer or any of its subsidiaries or any act, product or service of Buyer or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

(n)               To the knowledge of Buyer, except as set forth on Schedule 5.19(o) of the Buyer Disclosure Letter, no person has or is infringing or misappropriating any Buyer Intellectual Property.

(o)               Buyer and each of its subsidiaries has taken reasonable steps to protect Buyer’s and its subsidiaries’ rights in Buyer’s confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Buyer or any of its subsidiaries, and, without limiting the foregoing, each of Buyer and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Buyer and all current and former employees and contractors of Buyer and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Buyer.

5.19          Agreements, Contracts and Commitments.

(a)                Except as set forth in the Buyer SEC Reports or on Section 5.20 of the Buyer Disclosure Letter, neither Buyer nor any of its subsidiaries is a party to or is bound by:

(i)                 any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Buyer’s Board of Directors, other than those that are terminable by Buyer or any of its subsidiaries on no more than thirty (30) days notice without liability or financial obligation to Buyer;

(ii)               any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(iii)             any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale, license, distribution, reselling or other transfer of software products in the ordinary course of business or in connection with the provision of services in the ordinary course of business;

(iv)             any agreement, contract or commitment containing any covenant limiting in any respect the right of Buyer or any of its subsidiaries to engage in any line of business presently conducted by Buyer or any subsidiary, or to compete with any person or granting any exclusive distribution rights;

(v)               any agreement, contract or commitment currently in force relating to the disposition or acquisition by Buyer or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Buyer or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Buyer’s subsidiaries;

(vi)             any dealer, distributor, joint marketing or development agreement currently in force under which Buyer or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of sixty (60) days or less, or any material agreement pursuant to which Buyer or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Buyer or any of its subsidiaries and which may not be canceled without penalty upon notice of sixty (60) days or less;

(vii)           any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Buyer and its subsidiaries taken as a whole;

(viii)         any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Buyer product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Buyer product, services or technology, except agreements with manufacturers or distributors or sales representative in the normal course of business cancelable without penalty upon written notice of sixty (60) days or less;

(ix)             any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

(x)               any material settlement agreement entered into within three (3) years prior to the date of this Agreement; or

(xi)             any other material agreement, contract or commitment currently in force that is outside the ordinary course of business and that has a value of $250,000 or more within a twelve (12) month period in any individual case.

(b)               Neither Buyer nor any of its subsidiaries, nor to Buyer’s knowledge any other party to a Buyer Contract (as defined below), is in material breach, violation or default under, and neither Buyer nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Buyer or any of its subsidiaries is a party or by which it is bound that are required to be set forth in the Buyer Disclosure Letter (any such agreement, contract or commitment, a “Buyer Contract”) in such a manner as would permit any other party to cancel or terminate any such Buyer Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

5.20          Insurance. Buyer maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Buyer and its subsidiaries (collectively, the “Buyer Insurance Policies”) which are of the type and in amounts customarily carried by persons conducting businesses similar to those of Buyer and its subsidiaries. There is no material claim by Buyer or any of its subsidiaries pending under any of the Buyer Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. Buyer is not aware of, and has not received notice under any Buyer Insurance Policies of, (i) an insurer’s intention or threat to cancel or terminate any of the Buyer Insurance Policies, (ii) an insurer’s intention or threat to increase the premiums due under any of the Buyer Insurance Policies.

5.21          Board Approval. The Board of Directors of Buyer has, as of the date of this Agreement, (i) approved this Agreement and the transactions contemplated hereby, and (ii) determined that the Sale is fair to and in the best interests of the stockholders of Buyer.

Article VI
CONDUCT PRIOR TO THE CLOSING

6.1              Conduct of Business by Seller and Buyer.

(a)                During the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to its terms or the Closing Date, the parties and each of its subsidiaries shall, except to the extent that the other parties shall otherwise consent in writing, carry on its business, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, the parties will promptly notify each other of any material event involving its business or operations.

(b)               Except as permitted or required by the terms of this Agreement, during the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, Seller shall not do any of the following, and shall not permit any of its subsidiaries to do any of the following, except to the extent that the other party shall otherwise consent in writing:

(i)                 purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

(ii)               acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization, entity or division thereof, or otherwise acquire or agree to acquire all or substantially all of the assets of any of the foregoing, or enter into any joint ventures, strategic partnerships or similar alliances;

(iii)             incur or enter into any agreement, contract or other commitment or arrangement requiring such party or any of its subsidiaries to make payments in excess of $50,000 in any individual case, or $100,000 in the aggregate;

(iv)             engage in any action with the intent to, directly or indirectly, adversely impact or materially delay the consummation of the Sale or any of the other transactions contemplated by this Agreement; or

(v)               agree in writing or otherwise to take any of the actions described in Section 6.1(b)(i) through Section 6.1(b)(v), inclusive.

(c)                Notwithstanding anything contained in this Article VI, it is expressly agreed and understood that any action which might other fall within the description of Section 6.1(a) or 6.1(b), but which could not be reasonably expected to materially affect the business, operations or value of such party, shall not be prohibited by Article VI; provided, however, that prompt notice of any such actions shall be provided by the party taking such action to the other.

Article VII
ADDITIONAL AGREEMENTS

7.1              Information Statement. As promptly as practicable after the execution of this Agreement, Seller shall take all action necessary in accordance with Nevada Law, its Articles of Incorporation and Bylaws and the Exchange Act to solicit a majority of the stockholders of Seller to act by written consent to approve this Agreement and the Sale. Thereafter, Seller shall as promptly as practicable prepare and file with the SEC an information statement to be delivered to the stockholders of Seller in connection with the Sale (the “Information Statement”). Buyer shall promptly provide to Seller all information concerning its business and financial statements and affairs as reasonably may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with Seller’s counsel and auditors in the preparation of the Information Statement. Seller shall respond to any comments of the SEC, and shall use its commercially reasonable efforts to have the Information Statement cleared by the SEC as promptly as practicable after such filing. Seller shall cause the Information Statement to be mailed to its stockholders at the earliest practicable time after it is cleared by the SEC. As promptly as practicable after the date of this Agreement, each of Seller and Buyer shall prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign, state “blue sky” or related laws relating to the Sale and the transactions contemplated by this Agreement (the “Other Filings”). Seller shall promptly supply upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Information Statement or any Other Filing, or for additional information and shall supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Information Statement, the Sale or any Other Filing. Each of Seller and Buyer shall cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 7.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Information Statement or any Other Filing, Seller or Buyer, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to the stockholders of Seller and Buyer, such amendment or supplement.

7.2              Access to Information. During the period commencing with the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to its terms and the Closing Date, each of Buyer and Seller shall afford the other and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of Buyer or Seller, as applicable, to obtain all information concerning the business of such company, including, without limitation, the status of its product development efforts, properties, results of operations and personnel, as Buyer or Seller may reasonably request. No information or knowledge obtained by Buyer or Seller during the course of any investigation conducted pursuant to this Section 7.5 shall affect, or be deemed to modify in any respect any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Sale contained herein.

7.3              No Solicitation.

(a)                During the period commencing with the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to its terms and the Closing Date, Seller and its subsidiaries shall not, nor will they authorize any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined in Section 7.3(b) hereof), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal, except as to the existence of these provisions, (iv) subject to the terms of Section 7.3(c) hereof, approve, endorse or recommend any Acquisition Proposal, or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any Acquisition Proposal; provided, however, that prior to the adoption and approval of this Agreement and the approval of the Sale by the requisite vote of the stockholders of Seller, the terms of this Section 7.3(a) shall not prohibit Seller from furnishing information regarding Seller or any of its subsidiaries to, or entering into a confidentiality agreement or discussions or negotiations with, any person or group in response to a Superior Offer (as defined below) submitted by such person or group (and not withdrawn) if (1) neither Seller nor any representative of Seller and its subsidiaries shall have violated any of the restrictions set forth in this Section 7.3, (2) the Board of Directors of Seller concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Seller to comply with its fiduciary obligations to Seller’s stockholders under Nevada Law, (3) (x) at least five (5) business days prior to furnishing any such information to, or entering into discussions or negotiations with, such person or group, Seller gives Buyer written notice of the identity of such person or group and of Seller’s intention to furnish information to, or enter into discussions or negotiations with, such person or group and (y) Seller receives from such person or group an executed confidentiality agreement, and (4) contemporaneously with furnishing any such information to such person or group, Seller furnishes such information to Buyer (to the extent such information has not been previously furnished by Seller to Buyer). Seller and its subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the generality of the foregoing, the parties hereto understood and agree that any violation of the restrictions set forth in this Section 7.3(a) by any officer, director or employee of Seller or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Seller or any of its subsidiaries shall be deemed to be a breach of this Section 7.3 (a) by Seller. In addition to the foregoing, Seller shall (i) provide Buyer with at least forty-eight (48) hours prior notice (or such lesser prior notice as provided to the members of the Board of Directors of Seller, but in no event less than twelve (12) hours) of any meeting of the Board of Directors of Seller at which the Board of Directors of Seller is reasonably expected to consider a Superior Offer, and (ii) provide Buyer with at least five (5) business days prior written notice (or such lesser prior notice as provided to the members of the Board of Directors of Seller) of a meeting of the Board of Directors of Seller at which the Board of Directors of Seller is reasonably expected to recommend a Superior Offer to the stockholders of Seller and together with such notice a copy of the definitive documentation relating to such Superior Offer.

(b)               For all purposes of and under this Agreement, the term “Acquisition Proposal” shall mean any transaction or series of related transactions, other than the transactions contemplated by this Agreement, involving (i) any acquisition or purchase from Seller by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than a twenty-five percent (25%) interest in the total outstanding voting securities of Seller or any of its subsidiaries, or any tender offer or exchange offer that if consummated would result in any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning five percent (5%) or more of the total outstanding voting securities of Seller or any of its subsidiaries, or any Sale, consolidation, business combination or similar transaction involving Seller pursuant to which the stockholders of Seller immediately preceding such transaction would hold less than ninety five percent (95%) of the equity interests in the surviving or resulting entity of such transaction; (ii) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than five percent (5%) of the assets of Seller; or (iii) any liquidation or dissolution of Seller.

(c)                For all purposes of and under this Agreement, the term “Superior Offer” shall mean an unsolicited bona fide written Acquisition Proposal (with all references to 25% in the definition of Acquisition Transaction being treated as references to greater than 50% for these purposes) that: (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) this Agreement; and (b) is on terms and conditions that the Board of Directors of Seller determines in good faith, based on such matters that it deems relevant (including the likelihood of consummation thereof), as well as any written offer by Buyer to amend the terms of this Agreement, and following consultation with its outside legal counsel and outside financial advisors, if any, are more favorable, from a financial point of view, to the Seller’s stockholders than the transactions contemplated by this Agreement.

(d)               In addition to the obligations of Seller set forth in Section 7.3(a) hereof, Seller shall advise Buyer, as promptly as practicable, and in any event within twenty-four (24) hours, orally, of (i) any request for information which Seller reasonably believes could lead to an Acquisition Proposal or, (ii) any Acquisition Proposal, or (iii) any inquiry with respect to or which Seller reasonably should believe could lead to any Acquisition Proposal, the (iv) material terms and conditions of any such request, Acquisition Proposal or inquiry, and (v) the identity of the person or group making any such request, Acquisition Proposal or inquiry. Seller shall keep Buyer informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

7.4              Reporting Company Status. So long as the Seller beneficially owns the Buyer Common Stock, Buyer shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and Buyer shall not terminate its status as an issuer required to file reports under the Exchange Act even if the rules and regulations thereunder would permit such termination.

7.5              Public Disclosure. Buyer and Seller shall consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to this Agreement, the Sale or an Acquisition Proposal, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or any listing agreement with a national securities exchange. The parties hereto have agreed to the text of the joint press release announcing the signing of this Agreement.

7.6              Reasonable Efforts; Notification.

(a)                Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Sale and the other transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to accomplish the following: (i) the taking of all reasonable actions necessary to cause the conditions precedent set forth in Article VI hereof to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities, and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any), and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties which may be required or desirable as a result of, or in connection with, the transactions contemplated by this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional certificates, instruments and other documents necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, each of Buyer and Seller and its respective Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Sale, this Agreement or any of the transactions contemplated by this Agreement, use all commercially reasonable efforts to ensure that the Sale and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Sale, this Agreement and the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be deemed to require Buyer or Seller or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

(b)               Seller shall give prompt notice to Buyer upon becoming aware that any representation or warranty made by Seller in this Agreement has become untrue or inaccurate, or that Seller has failed to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 8.3(a) or Section 8.3(b) hereof would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of Seller, or the conditions to the obligations of the parties under this Agreement.

(c)                Buyer shall give prompt notice to Seller upon becoming aware that any representation or warranty made by Buyer in this Agreement has become untrue or inaccurate, or that Buyer has failed to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 8.2(a) or Section 8.2(b) hereof would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of Buyer, or the conditions to the obligations of the parties under this Agreement.

7.7              Third Party Consents. As soon as practicable following the date hereof, Buyer and Seller shall each use its respective commercially reasonable best efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries’ respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

7.8              Waiver of Non-compete Provisions. Seller agrees to waive the non-competition provisions set forth in the employment agreements between Seller and Gaston Pereira and Andrey Novikov, respectively, to permit them to accept employment positions with the Buyer.

7.9              Piggyback Registration. Buyer shall include 1,000,000 shares of the Buyer Common Stock issuable to Seller hereunder (the “Registrable Securities”) in the next registration statement it files with the Securities and Exchange Commission, use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act of 1933, as amended (the “1933 Act”), as promptly as possible after the filing thereof, and to keep such registration statement continuously effective under the 1933 Act until the earlier of: (x) such date as all Registrable Securities covered by such Registration Statement have been sold or (y) one year after the date of the Closing.

Article VIII
CONDITIONS TO THE SALE

8.1              Conditions to Obligations of Each Party to Effect the Sale. The respective obligations of each party to this Agreement to effect the Sale shall be subject to the satisfaction or fulfillment, at or prior to the Closing Date, of the following conditions:

(a)                Stockholder Approval. This Agreement shall have been duly approved and adopted, and the Sale shall have been duly approved, by the requisite vote under Nevada Law, by the stockholders of Seller.

(b)               Information Statement Cleared. Seller shall have cleared all comments from the SEC with respect to the Information Statement, the Information Statement shall have been mailed by Seller to its stockholders, and in accordance with the Exchange Act, twenty (20) days shall have elapsed since such mailing date. All Other Filings shall have been approved or declared effective and no stop order shall have been issued and no proceeding shall have been initiated to revoke any such approval or effectiveness.

(c)                No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Sale illegal or otherwise prohibiting consummation of the Sale.

8.2              Additional Conditions to Obligations of Seller. The obligation of Seller to consummate and effect the Sale shall be subject to the satisfaction or fulfillment, at or prior to the Closing Date, of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

(a)                Representations and Warranties. Each representation and warranty of Buyer contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, except for those representations and warranties which address matters only as of a particular date, which representations and warranties shall have been true and correct in all material respects as of such particular date; provided, however, that in all cases where a representation or warranty contains a materiality or Material Adverse Effect qualifier, such representation or warranty shall be true and correct in all respects as of the dates set forth above. Seller shall have received a certificate with respect to the foregoing signed on behalf of Buyer by duly authorized officer thereof.

(b)               Agreements and Covenants. Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Seller shall have received a certificate to such effect signed on behalf of Buyer by a duly authorized officer thereof.

(c)                Material Adverse Effect. No Material Adverse Effect with respect to Buyer and its subsidiaries shall have occurred since the date of this Agreement.

8.3              Additional Conditions to the Obligations of Buyer. The obligations of Buyer to consummate and effect the Sale shall be subject to the satisfaction or fulfillment, at or prior to the Closing Date, of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

(a)                Representations and Warranties. Each representation and warranty of Seller contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, except for those representations and warranties which address matters only as of a particular date, which representations and warranties shall have been true and correct in all material respects as of such particular date; provided, however, that in all cases where a representation or warranty contains a materiality or Material Adverse Effect qualifier, such representation or warranty shall be true and correct in all respects as of the dates set forth above. Buyer shall have received a certificate with respect to the foregoing signed on behalf of Seller by a duly authorized officer thereof.

(b)               Agreements and Covenants. Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Buyer shall have received a certificate to such effect signed on behalf of Seller by a duly authorized officer thereof.

(c)                Material Adverse Effect. No Material Adverse Effect with respect to Seller and its subsidiaries shall have occurred since the date of this Agreement.

Article IX
TERMINATION, AMENDMENT AND WAIVER

9.1              Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after the requisite approval of the stockholders of Seller has been obtained in respect of this Agreement and the Sale:

(a)                by mutual written consent of Buyer and Seller, duly authorized by the respective Boards of Directors of Buyer and Seller;

(b)               by either Buyer or Seller if the Sale shall not have been consummated by the date that is six (6) months following the date of this Agreement for any reason; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Sale to occur on or before such date, and such action or failure to act constitutes a breach of this Agreement;

(c)                by either Buyer or Seller if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Sale, which order, decree, ruling or other action is final and nonappealable;

(d)               by either Buyer or Seller if the requisite approval of the stockholders of Seller contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the requisite vote at a meeting of the stockholders of Seller, duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to Seller in the event that the failure to obtain the requisite approval of the stockholders of Seller shall have been caused by the action or failure to act of Seller, and such action or failure to act constitutes a breach of Section 8.1 of this Agreement;

(e)                by Seller, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) or Section 8.2(b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if such inaccuracy in Buyer’s representations and warranties or breach by Buyer is curable by Buyer through the exercise of its commercially reasonable efforts, then Seller may not terminate this Agreement under this Section 9.1(e) for fifteen (15) calendar days following the delivery of written notice from Seller to Buyer of such breach, provided Buyer continues to exercise commercially reasonable efforts to cure such breach (it being understood that Seller may not terminate this Agreement pursuant to this Section 9.1(e) if such breach by Buyer is cured during such thirty (30) calendar day period);

(f)                by Buyer, upon a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) or Section 8.3(b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if such inaccuracy in Seller’s representations and warranties or breach by Seller is curable by Seller through the exercise of its commercially reasonable efforts, then Buyer may not terminate this Agreement under this Section 9.1(f) for fifteen (15) calendar days following the delivery of written notice from Buyer to Seller of such breach, provided Seller continues to exercise commercially reasonable efforts to cure such breach (it being understood that Buyer may not terminate this Agreement pursuant to this Section 9.1(f) if such breach by Seller is cured during such thirty (30) calendar day period); or

(g)               by Buyer if a Material Adverse Effect with respect to the Company or its subsidiaries shall have occurred since the date of this Agreement; provided, however, that if such Material Adverse Effect with respect to the Company or its subsidiaries is curable by Seller through the exercise of its commercially reasonable efforts, then Buyer may not terminate this Agreement under this Section 9.1(g) for fifteen (15) calendar days following the occurrence of such Material Adverse Effect, provided Seller continues to exercise commercially reasonable efforts to cure such Material Adverse Effect (it being understood that Buyer may not terminate this Agreement pursuant to this Section 9.1(g) if such Material Adverse Effect is cured during such thirty (30) calendar day period.

(h)               by Seller if a Material Adverse Effect with respect to the Buyer shall have occurred since the date of this Agreement; provided, however, that if such Material Adverse Effect with respect to the Buyer is curable by Buyer through the exercise of its commercially reasonable efforts, then Seller may not terminate this Agreement under this Section 9.1(h) for fifteen (15) calendar days following the occurrence of such Material Adverse Effect, provided Buyer continues to exercise commercially reasonable efforts to cure such Material Adverse Effect (it being understood that Seller may not terminate this Agreement pursuant to this Section 9.1(h) if such Material Adverse Effect is cured during such thirty (30) calendar day period.

(i)                 by Seller, at any time, if (i) Seller has received a Superior Offer and (ii) Seller has complied with its obligations under Section 7.3(a) in order to accept such Superior Offer.

9.2              Notice of Termination; Effect of Termination. Any termination of this Agreement pursuant to Section 9.1 hereof shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto. In the event of the termination of this Agreement pursuant to Section 9.1 hereof, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 9.2, and as set forth in Section 9.3 and Article X (General Provisions) hereof, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party hereto from any liability for any willful breach of this Agreement.

9.3              Fees and Expenses. Except as otherwise provided in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Sale is consummated.

9.4              Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing, signed on behalf of each of the parties hereto by a duly authorized officer thereof.

9.5              Extension; Waiver. At any time prior to the Closing Date, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Article X
INDEMNIFICATION

10.1          Indemnification.

(a)                By Seller. Subject to the other terms and conditions of this Article X, Seller shall indemnify and hold harmless Buyer and its officers, directors and stockholders (each an “Buyer Indemnified Party”), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys’ fees and related disbursements (collectively, “Claims”) suffered by such Buyer Indemnified Party resulting from or arising out of any: (i) inaccuracy in or breach of any of the representations or warranties made by Seller in this Agreement; or (ii) breach or nonfulfillment of any covenants or agreements made by Seller in this Agreement.

(b)               By Buyer. Subject to the other terms and conditions of this Article X, Buyer shall indemnify and hold harmless Seller and its officers, directors and stockholders (each an “Seller Indemnified Party”), from and against any and all Claims suffered by such Seller Indemnified Party resulting from or arising out of any: (i) inaccuracy in or breach of any of the representations or warranties made by Buyer in this Agreement; or (ii) breach or nonfulfillment of any covenants or agreements made by Buyer in this Agreement.

10.2          Indemnification Procedures for Third-Party Claims. In making a claim under this Article X, the party making a claim is referred to as the “Indemnified Party,” and the party against whom such claims are asserted is referred to as the “Indemnifying Party.”

(a)                Upon obtaining knowledge of any Claim by a third party that has given rise to, or is expected to give rise to, a claim for indemnification hereunder, the Indemnified Party shall give prompt written notice (“Notice of Claim”) of such claim or demand to the Indemnifying Party, specifying in reasonable detail such information as the Indemnified Party may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading that may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). Subject to the limitations set forth in Section 10.2 hereof, no failure or delay by an Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of the Indemnifying Party to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have actually adversely affected the Indemnifying Party’s ability to defend against, settle or satisfy any Claims for which the Indemnified Party is entitled to indemnification hereunder.

(b)               If the claim or demand set forth in the Notice of Claim given by an Indemnified Party pursuant to Section 10.2(a) hereof is a claim or demand asserted by a third party, the Indemnifying Party shall have fifteen (15) Business Days after the date on which the Notice of Claim is delivered to notify the Indemnified Party in writing of its election to defend such third party claim or demand on behalf of the Indemnified Party. If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials that are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Indemnifying Party in the defense of, such third party claim or demand, and so long as the Indemnifying Party is defending such third party claim in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand. If the Indemnifying Party elects to defend such third party claim or demand the Indemnified Party shall have the right to participate in the defense of such third party claim or demand at the Indemnified Party’s expense. In the event, however, that such Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party could reasonably be expected to present counsel with a conflict of interest, then the Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnifying Party shall be liable for the reasonable fees and expenses of such counsel. If the Indemnifying Party does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party’s expense, to defend such third party claim or demand; provided, however, that: (i) such Indemnified Party shall not have any obligation to participate in the defense of or defend any such third party claim or demand; (ii) such Indemnified Party’s defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of the Indemnifying Party under the agreements of indemnification set forth in this Article X; and (iii) such Indemnified Party may not settle any claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(c)                Except for third party claims being defended in good faith, the Indemnifying Party shall satisfy its obligations under this Article X in respect of a valid claim for indemnification hereunder that is not contested by the Indemnified Party in good faith by wire transfer of immediately available funds to the Indemnified Party within thirty (30) days after the date on which Notice of Claim is delivered to the Indemnified Party.

10.3          Indemnification Procedures for Non-Third Party Claims. In the event any Indemnified Party should have an indemnification claim against the Indemnifying Party under this Agreement that does not involve a claim by a third party, the Indemnified Party shall promptly deliver notice of such claim to the Indemnifying Party in writing and in reasonable detail and shall cooperate with, answers questions and make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the claim. The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party, except to the extent that Indemnifying Party have been actually prejudiced by such failure. If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) Business Days following its receipt of such notice that the Indemnifying Party dispute such claim, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Article X and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand, or in the case of any notice in which the amount of the claim is estimated, on such later date when the amount of such claim is finally determined. If the Indemnifying Party disputes its liability with respect to such claim in a timely manner, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be submitted to a court of law.

10.4          Damages. Notwithstanding anything to the contrary in this Agreement, neither party shall be liable to the other for any consequential, indirect, exemplary or punitive damages.

Article XI
GENERAL PROVISIONS

11.1          Representations and Warranties. The representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing for a period of two (2) years.

11.2          Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a)                if to Buyer, to:

VIVI HOLDINGS, INC.
Attn: Lucas Sodre
951 Yamato Road, Suite 101
Boca Raton, FL 33432
Email: lucas.sodre@vivitech.com.br

With a copy, which shall not constitute notice, to:

(b)               if to Seller, to:

QPAGOS
Attn: Andrey Novikov, COO
Paseo del la Reforma 404 Piso 15 PH
Col. Juarez, Del. Cuauhtemoc
Mexico, D.F. C.P.
Email: a.novikov@qpagos.com

With a copy, which shall not constitute notice, to:

Gracin & Marlow, LLP
Leslie Marlow, Esq.
405 Lexington Avenue, 26th Floor
New York, New York 10174
Email:lmarlow@gracinmarlow.com

11.3          Interpretation; Knowledge.

(a)                When a reference is made in this Agreement to exhibits, such reference shall be to an exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to sections, such reference shall be to a section of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

(b)               For purposes of this Agreement the term “knowledge” means with respect to a party hereto, with respect to any matter in question, that any of the executive officers of such party has actual knowledge of such matter or knowledge that such individual could reasonably be expected to obtain upon reasonable investigation or inquiry into such matter.

(c)                For purposes of this Agreement, the term “Material Adverse Effect” when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole. For purposes of this Agreement, the term “person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

11.4          Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

11.5          Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Seller Disclosure Letter and the Buyer Disclosure Letter (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (ii) are not intended to confer upon any other person any rights or remedies hereunder.

11.6          Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.7          Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

11.8          Governing Law. This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, and, in connection with any such matter, to service of process by notice as otherwise provided herein, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11.2.

11.9          Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.10      Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.11      WAIVER OF JURY TRIAL. EACH OF BUYER AND SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER OR SELLER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER: QPAGOS By: /s/ Gaston Pereira Name: Gaston Pereira Title: CEO
BUYER : VIVI HOLDINGS, INC. By: /s/ Lucas Sodré Name: Lucas Sodré Title: CEO

[1] Nine percent (9%) of the Buyer Common Stock shall be allocated to the following designees, Gaston Pereira (5%), Andrey Novikov (2.5%), Joseph Abrams (1%).